Exhibit 99.1

Contact:	Scott Meyerhoff
Goldleaf Financial Solutions, Inc.
678-728-4464
Goldleaf Reports Second Quarter and First Six Months 2008 Results
Norcross, Georgia—(BUSINESS WIRE)—August 11, 2008—Goldleaf Financial Solutions, Inc. (NASDAQ: GFSI), a provider of integrated technology-based solutions designed to improve the performance of financial institutions, today reported financial results for the three and six months ended June 30, 2008.
Revenues for the quarter ended June 30, 2008 totaled $20.5 million, representing a 39.0% increase over the second quarter of 2007. Operating income totaled $1.0 million for the second quarter of 2008 compared to $0.3 million for the second quarter of 2007. Net income available to common stockholders totaled $0.3 million, or $0.02 per share, in the second quarter of 2008, versus net income available to common stockholders of $0.1 million, or $0.01 per share, in the second quarter of 2007.
Revenue for the first six months of 2008 totaled $39.7 million, compared to $27.8 million for the same period of 2007. Operating income totaled $1.0 million for the first six months of 2008 compared to an operating loss of $225,000 for the first six months of 2007. Net loss available to common stockholders totaled $(191,000), or $(0.01) per share, for the first six months of 2008, versus a net loss available to common stockholders of $(276,000), or $(0.02) per share, for the first six months of 2007.
EBITDAS is a non-GAAP financial measurement calculated as earnings before interest, taxes, depreciation, amortization and non-cash stock based compensation expense. EBITDAS totaled $3.3 million and $5.7 million, for the second quarter and first six months of 2008, respectively, as compared to $1.6 million and $2.1 million in the second quarter and first six months of 2007, respectively.
If the Company included the adjustments related to the CBS, Datatrade, and the Alogent acquisitions, which could not be recognized in the post acquisition financial statements, adjusted EBITDAS for the three and six months ended June 30, 2008 would have been $3.5 million and $6.9 million, respectively. See below for a reconciliation of GAAP and non-GAAP results.
Goldleaf’s accomplishments in the first half of 2008 include:
•	Relocated our corporate headquarters to Norcross, Georgia;
•	Substantially completed the integration of Alogent, including the consolidation of Alogent’s Alpharetta offices into our Norcoss facility; and
•	Participated in three May investor conferences: JMP Securities Research Conference, FBR Growth Conference and DA Davidson & Co. Financial Services Conference.

Lynn Boggs, CEO of Goldleaf, said, “We have had exceptional results in our payments processing segment, specifically in our teller capture and remote deposit automation products. As our product mix continues to shift to payments, data management, and hardware, we now generate more than two-thirds of our revenues from these rapidly growing business channels. While we cautiously watch the economy, our ongoing focus on these growth areas have allowed us to remain competitive, and we expect to leverage these elements for continued growth as we exit 2008 and into 2009”.
On August 7, 2008, the company appointed Dan Owens chief financial officer. Most recently, Owens was Goldleaf’s chief accounting officer, with primary responsibilities over accounting, financial reporting and analysis. Mr. Owens replaces Scott Meyerhoff, who has served as our acting CFO since November 2007. Mr. Meyerhoff will remain with the company’s executive management team as EVP of finance and strategy.
“Dan’s strong financial management experience, financial industry insight and leadership qualities have played a key role in our success,” said Mr. Boggs. “Scott has been a tremendous asset to Goldleaf, and will continue to make an impact on our future strategic initiatives and overall business direction.”
2008 Business Outlook
The following is forward-looking and the actual results may differ materially. The Company’s outlook includes the effect of all acquisitions completed to date. Further, this outlook does not give effect to any additional potential mergers or acquisitions that may be consummated.
The Company anticipates achieving adjusted revenues for the full year 2008 of $87.0 million and adjusted EBITDAS for the full year 2008 of $15.0 million.
Goldleaf will be hosting a conference call to discuss its 2008 second-quarter results this afternoon at 5:00 p.m. Eastern time. The live broadcast of Goldleaf’s second-quarter conference call will be available online at www.goldleaf.com under the Investor Relations tab and at www.earnings.com. An online replay will be available for 30 days using the same links.

About Goldleaf Financial Solutions, Inc.
Goldleaf Financial Solutions, Inc. (GFSI) offers a fully featured strategic product suite that provides core data processing, item processing, check and document imaging, ACH origination and processing, remote check capture and deposit processing, accounts receivable financing solutions, teller automation, turn-key leasing solutions, digital report management solutions, conversion services, web site design and hosting, and retail inventory management services. The company’s full suite of products and services enables financial institutions and their small- to medium-sized business customers to better compete more effectively in today’s aggressive financial services marketplace, grow their trusted financial relationships and provide increased profitability through the efficient use of technology and an expanded community presence. For more information about Goldleaf or its line of products for community financial institutions, please visit the company at www.goldleaf.com.
Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to materially differ from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks and uncertainties, including, without limitation, risks and uncertainties associated with the Company’s ability to identify, complete or integrate acquisitions, achieve anticipated financial performance, or achieve its growth plans. These risks and uncertainties are in addition to other factors detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the section entitled “Risk Factors” in its annual report on Form 10-K for the year ended December 31, 2007 and subsequent filings. The Company cautions investors that any forward-looking statements made by the Company are not necessarily indicative of future performance. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

GOLDLEAF FINANCIAL SOLUTIONS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED FINANCIAL HIGHLIGHTS

	Three Months Ended		Six Months Ended
	June 30		June 30
(in thousands, except per share data)	2008	2007	2008	2007
REVENUES:
Financial institution services	$17,705	$11,497	$34,258	$21,680
Retail inventory management services	1,974	2,073	3,951	4,118
Other products and services	810	1,175	1,475	1,994

Total revenues	20,489	14,745	39,684	27,792

COST OF REVENUES:
Financial institution services	4,250	2,232	7,968	4,091
Retail inventory management services	216	206	446	415
Other products and services	510	815	1,007	1,470

Gross profit	15,513	11,492	30,263	21,816

OPERATING EXPENSES:
General and administrative	6,403	5,173	12,674	10,574
Selling and marketing	5,053	4,821	10,482	9,314
Research and development	1,649	511	3,507	966
Amortization	1,372	673	2,531	1,173
Other operating expense, net	24	9	40	14

Total operating expenses	14,501	11,187	29,234	22,041

OPERATING INCOME (LOSS)	1,012	305	1,029	(225)
INTEREST EXPENSE, NET	(461)	(231)	(1,380)	(314)

INCOME (LOSS) BEFORE INCOME TAXES	551	74	(351)	(539)
Income tax benefit	229	(27)	(160)	(263)

NET INCOME (LOSS) AVAILABLE TO COMMON STOCKHOLDERS	$322	$101	$(191)	$(276)

INCOME (LOSS) PER SHARE:
Basic	$0.02	$0.01	$(0.01)	$(0.02)

Diluted	$0.02	$0.01	$(0.01)	$(0.02)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	19,169	17,277	18,992	17,273

Diluted	19,169	17,312	18,992	17,273

	As of
	June 30,	Dec. 31,
(in thousands)	2008	2007
Balance Sheet Highlights:
Cash and cash equivalents	$5,503	$2,648
Working capital deficit	(527)	2,979
Total assets	136,805	81,650
Long-term liabilities	55,160	14,149
Stockholders’ equity	53,225	50,362

GOLDLEAF FINANCIAL SOLUTIONS, INC.
RECONCILIATION OF REPORTED NET INCOMES (LOSS) TO EBITDAS
EBITDAS is a non-GAAP financial measure. EBITDAS is defined by the Company as GAAP net income (loss) plus interest expense, income taxes, depreciation, amortization, and stock compensation expense less interest earned. We have provided EBITDAS because we believe it is a commonly used measure of financial performance in comparable companies and because we believe it will help investors and analysts evaluate companies on a consistent basis, as well as enhance an understanding of our operating results. Our management uses EBITDAS:
•	as a measurement of operating performance because it assists us in comparing our operating performance on a consistent basis;
•	for planning purposes, including the preparation of our internal annual operating budget and the calculation of our ability to borrow under our credit facility (with further adjustments as required under the terms of our credit facility);
•	to allocate resources to enhance the financial performance of our business;
•	to evaluate the effectiveness of our operational strategies; and
•	to evaluate our capacity to fund capital expenditures and expand our business.
Other companies may calculate EBITDAS differently than we do. In addition, EBITDAS:
•	does not represent net income or cash flows from operating activities as defined by GAAP;
•	is not necessarily indicative of cash available to fund our cash flow needs; and
•	should not be considered as an alternative to net income, income from operations, cash provided by operating activities or our other financial information as determined under GAAP.
The Company prepares its financial statements in accordance with U.S. generally accepted accounting principles (GAAP). The Company also provides information related to non-GAAP financial measurements such as EBITDAS and adjusted EBITDAS, and from time to time, other non-GAAP financial measurements that adjust for certain items outside of the ordinary course of its business. To enable interested parties to reconcile non-GAAP measures to the Company’s GAAP financial statements, the Company clearly defines EBITDAS and adjusted EBITDAS and quantifies all other adjustments to GAAP measurements. The Company provides EBITDAS information, a widely used non-GAAP financial measurement, as a performance measure to assist in analyzing the Company’s operations and in comparing the Company to its competitors. The Company provides other non-GAAP financial measurements that adjust for certain items outside of the ordinary course of business in order to assist in comparing the Company’s current operating performance to its historical performance. These adjustments typically reflect non-recurring items but sometimes reflect items, such as dispositions of assets and restructuring charges that are not technically non-recurring but are outside of the ordinary course of operations. Investors should note that such measures may not be comparable to similarly titled measures used by other companies, and investors are encouraged to use this information only in connection with the information contained in the Company’s GAAP financial statements.

Reconciliations of net income (loss) to EBITDAS and Adjusted EBITDAS are as follows:

	Three Months Ended		Six Months Ended
	June 30		June 30
(in thousands)	2008	2007	2008	2007
Net income (loss)	$322	$101	$(191)	$(276)
Add back (deduct):
Interest expense, net	461	231	1,380	314
Benefit for income taxes	229	(27)	(160)	(263)
Depreciation and amortization	2,079	1,253	4,303	2,264
Non-cash stock based compensation	249	8	416	15

EBITDAS	3,340	1,566	5,748	2,054

Add backs unusual, infrequent charges:
Deferred revenue — post acquisition CBS & DataTrade	$—	$—	$173	$—
Alogent revenue in January 2008 prior To acquisition	—		1,305
Alogent expense in January 2008 prior To acquisition	—		(885)
Alogent transaction related one-time Expenses	182		589
Severance charges		69		627

Adjusted EBITDAS	$3,522	$1,635	$6,930	$2,681